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                                                                     EXHIBIT 5.1

                     [DAVIS, GRAHAM & STUBBS LLP LETTERHEAD]



                                October 29, 1996


CIBER, Inc.
5251 DTC Parkway
Suite 1400
Englewood, Colorado  80111

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to CIBER, Inc. (the "Company") in connection with the registration by the Company of 25,000 shares (the "Shares") of its common stock, $.01 par value, pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission concurrently herewith. These Shares are to be issued pursuant to the Company's Non-Employee Directors' Stock Compensation Plan (the "Plan").

     In connection therewith, we have examined and relied upon originals or copies, certified to our satisfaction, of (i) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares, (ii) the Registration Statement and exhibits thereto, and (iii) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent verification of the accuracy of such representations, certificates, documents, records and instruments.

     Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, upon the issuance of the Shares as contemplated by the Plan and the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,



                                          /s/ Davis, Graham & Stubbs LLP

                                          DAVIS, GRAHAM & STUBBS LLP